United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 30, 2010

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

1010 S. Milpitas Blvd. Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 582-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Litigation Settlement

In April 2008, the Company entered into a lease (the “Lease”) with BMR-Gateway Blvd., LLC (the “Landlord”) for a space at its facility in Newark, CA (the “Premises”), which was the site of the Company’s initial manufacturing facility. Since the fourth quarter of 2009, the Company has disclosed lawsuits related to the Lease and the Premises, including lawsuits filed by Gordon Prill, Inc., Valley Process Systems, Inc., and Sprig Electric Co. (collectively, the “Contractors’ Consolidated Action”) and the Landlord (the “Landlord’s Action”). A more complete description of actions filed against the Company relating to the Lease and the Premises may be found in its Annual Report on Form 10-K filed on March 22, 2010.

On December 30, 2010, the Landlord and the Company (collectively, the “Parties”) executed a Settlement Agreement and Mutual Release (the “Litigation Release”), whereby the Parties have agreed to provide full settlement and discharge of all claims which are or might be asserted in any forum related to the Lease and the Premises, including but not limited to 1) any claims related to the Contractors’ Consolidated Action or any settlement thereof; 2) any claims related to the Landlord’s Action, including any prior settlements; 3) any claims for indemnification related to the settlement of mechanics’ lien claims; and 4) any and all other actual or potential claims that could be brought by one Party against the other for any reason or purpose (collectively, the “Claims”). The Litigation Release contemplates the extinguishment of claims which the Parties do not know or suspect to exist at the time of the execution of the Litigation Release.

In exchange for the Litigation Release, the Company has agreed to 1) make cash payments totaling $150,000; 2) issue 779,221 shares of the Company’s common stock (“Common Stock”) to BioMed Realty, L.P., the sole member of BMR (“BioMed”); and 3) issue a warrant or warrants from time to time to purchase an additional 242,449 shares of Common Stock to BioMed. The Parties have agreed that the Company will not issue more than 9.99% of its outstanding shares to BioMed, and instead agreed to issue such portion of those shares or warrants to BioMed within ten (10) business days after the date on which when subsequent issuances of equity by the Company or sales of existing shares held by BioMed do not result in BioMed exceeding the ownership threshold set forth above.

Within five business days of executing the Litigation Release, the Parties shall enter into a stipulation to set aside the Request to Enter Default against the Company in the action to collect monetary damages from the unlawful detainer action filed in 2009. The Landlord will notify the Court that the Parties have agreed to a conditional settlement of this action and shall seek from the Court a continuance for 120 days to allow the Parties to perform under the Settlement Agreement. No later than the earlier to occur of (A) sixty (60) days after the Landlord’s receipt of the cash payment under the Litigation Release and (B) the date that is six months after December 30, 2010 or the receipt of the shares of Common Stock and the warrant(s), the Landlord shall dismiss the Landlord’s Action with prejudice, with each Party bearing its own fees and costs.

The warrant(s) to be issued pursuant to the Litigation Release provide for the purchase of up to an aggregate of 242,449 shares of Common Stock, and will initially be held in escrow subject to the ownership limitations provided in the Litigation Release. The warrant(s) may be exercised upon delivery, subject to the Company’s obligations under the rules or regulations of The Nasdaq Stock Market, and have a ten-year term. The exercise price of the warrant(s) shall be equal to the closing price of the Common Stock on the day prior to the date of the warrant.

In connection with the transactions contemplated by the Litigation Release, the Company entered into a Registration Rights Agreement dated December 30, 2010, pursuant to which the Company granted registration rights with respect to the Common Stock and warrants that may be issued pursuant to the terms of the Litigation Release. If the Company fails to meet its obligations under the agreement, the Landlord is entitled to liquidated damages in a monthly amount equal to $20,000 not to exceed $120,000.

Item 3.02	Unregistered Sale of Equity Securities.

Settlement with Equipment Vendor. In August 2008, the Company entered into a Purchase Order with Stangl Semiconductor Equipment AG for the purchase of a Chemical Bath Deposition (CBD) thin film reactor line for cadmium sulfide (CdS). Stangl Semiconductor Equipment AG was succeeded in interest by Singulus Stangl Solar GmbH. Both Stangl Semiconductor Equipment AG and Singulus Stangl Solar GmbH are referred to as “Stangl”. On December 20, 2010, Stangl and the Company entered into a Settlement Agreement and Mutual Release, whereby the Company agreed to issue Stangl 120,849 shares of the Company’s common stock in exchange for a release of any and all claims that may be related to the Purchase Order or the CBD equipment. The shares were issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

In connection with the transactions contemplated by the Settlement Agreement with Stangl, the Company entered into a Registration Rights Agreement pursuant to which the Company granted registration rights with respect to the shares of the Company’s common stock that may be issued pursuant to the terms of the Settlement Agreement. If the Company fails to meet its obligations under the agreement, Stangl is entitled to liquidated damages in a monthly amount of 1% of the settlement amount of $200,000, provided that the Company shall not pay damages in excess of 10% of such settlement amount.

Issuance of Common Stock and Warrants in Litigation Settlement. The information set forth in Item 1.01 of this report relating to the issuance of Common Stock and warrant(s) in connection with the Litigation Release is incorporated herein by reference. The Common Stock and warrant(s) are being issued in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On December 30, 2010, the Company held its 2010 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders : (1) elected each of Jonathan W. Fitzgerald, Richard C. Green, Peter A. Lacey, Magnus Ryde, William S. Steckel and Kang Sun to the Company’s Board of Directors, each to serve for a one-year term or until the 2011 Annual Meeting of Stockholders; (2) approved an amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 1,216,667 to 2,700,000; (3) approved the terms of certain convertible notes and warrants, including the issuance of shares upon conversion of such notes or exercise of such warrants; and (4) ratified the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2010. The voting results on these matters were as follows:

(1) Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Jonathan W. Fitzgerald	839,723	22,984	1,993,753
Richard C. Green	839,623	23,084	1,993,753
Peter A. Lacey	780,104	82,603	1,993,753
Magnus Ryde	777,803	84,904	1,993,753
William S. Steckel	780,025	82,682	1,993,753
Kang Sun	838,827	23,880	1,993,753

(2) Approval of an amendment to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 1,216,667 to 2,700,000:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
682,197	168,546	11,964	1,993,753

(3) Approval of the terms of certain convertible notes and warrants, including the issuance of shares upon conversion of such notes or exercise of such warrants:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
812,315	40,559	9,833	1,993,753

(4) Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Hein & Associates LLP as independent auditors of the Company for its fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,751,063	89,819	15,578	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

\S\ MAGNUS RYDE
Chief Executive Officer

Dated: January 4, 2011